UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2009

SVB Financial Group

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Over the course of the past year, a great deal of attention has been focused on the issue of executive compensation, particularly for banks. The Compensation Committee (the “Committee”) of the Board of Directors of SVB Financial Group (the “Company”) remains committed to providing to its executives total pay levels and a mix of pay that are reasonable, appropriately reflect each executive’s performance and the Company’s performance, and link pay to performance without providing incentives to take unwise or inappropriate risks.

As part of its ongoing effort to align pay practices with these underlying principles, on and effective as of October 1, 2009, the Committee modified the pay mix for four of its named executive officers. In taking this step, the Committee decided to increase the share of total compensation paid in the form of base salaries and reduce the share of total compensation paid in the form of variable compensation, including bonuses. In setting new base salaries for each officer, the Committee considered a variety of factors including target total compensation, Company and individual performance, market pay practices and applicable laws and regulations, including the executive compensation standards applicable to the Company as a participant in the U.S. Treasury’s Capital Purchase Program.

Specifically, the Committee:

•	Increased the annual base salary for Mr. Ken Wilcox, President and Chief Executive Officer of the Company, from $710,000 to $1,000,000;

•	Increased the annual base salary for Mr. Greg Becker, President of Silicon Valley Bank, from $425,000 to $700,000;

•	Increased the annual base salary for Mr. Michael Descheneaux, Chief Financial Officer of the Company, from $425,000 to $485,000; and

•	Increased the annual base salary for Mr. Dave Webb, Chief Operations Officer of the Company, from $375,000 to $405,000.

The Company does not guarantee the payment of bonuses or other forms of incentive pay. As a result, the Committee did not need to amend its incentive compensation programs to effect this change.

The Committee will continue to examine its compensation program during 2010 to ensure that total pay levels, individual forms of compensation, and the mix among different types of pay meet the Company’s objectives. The Company expects it may make further changes to its pay structures and levels in the future, as part of this ongoing effort. The Committee has, however, eliminated any express adjustments or conditions previously contemplated in connection with the base salary increases announced in May 2009 for Messrs. Descheneaux and Webb.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2009	SVB FINANCIAL GROUP

	By:	/s/ KEN WILCOX
	Name:	Ken Wilcox
	Title:	President and Chief Executive Officer